
                                                                       EXHIBIT 2



                               CYTEL CORPORATION

                      PREFERRED STOCK EXCHANGE AGREEMENT


                                  July 1, 1999

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                               Table of Contents

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                                                                         Page
1.   Agreement To Issue And Exchange Stock.............................    1

     1.1      Authorization of Shares by Cytel.........................    1
     1.2      Authorization of Exchange by Searle......................    1
     1.3      Issuance and Exchange....................................    1

2.   Closing Date; Delivery............................................    2

     2.1      Closing..................................................    2
     2.2      Delivery.................................................    2

3.   Representations And Warranties Of Cytel...........................    2

     3.1      Organization, Good Standing and Qualification............    2
     3.2      Authorization; Due Execution.............................    2
     3.3      Capitalization...........................................    2
     3.4      Valid Issuance of Shares.................................    3
     3.5      Governmental Consents....................................    3
     3.6      SEC Filings..............................................    3
     3.7      No Conflict..............................................    4
     3.8      Absence of Litigation....................................    4
     3.9      Confidentiality..........................................    4
     3.10     Resale Form S-3 Eligibility..............................    4
     3.11     Bylaws...................................................    5

4.   Representations And Warranties Of Searle..........................    5

     4.1      Authorization; Due Execution.............................    5
     4.2      Purchase Entirely for Own Account........................    5
     4.3      Disclosure of Information................................    5
     4.4      Investment Experience....................................    5
     4.5      Accredited Investor......................................    5
     4.6      Restricted Securities....................................    6

5.   Conditions Of Searle's Obligations................................    6

     5.1      Representations and Warranties...........................    6
     5.2      Performance..............................................    6
     5.3      Delivery of Shares.......................................    6

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                               Table of Contents
                                  (CONTINUED)

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                                                                         PAGE
     5.4      Investor Rights Agreement................................    6
     5.5      Filing of Certificate of Designations....................    7
     5.6      Common Stock Exchange Agreements.........................    7
     5.7      Proceedings and Documents................................    7
     5.8      Legal Opinion............................................    7

6.   Conditions Of Cytel's Obligations.................................    7

     6.1      Representations and Warranties...........................    7
     6.2      Performance..............................................    7
     6.3      Delivery of Shares.......................................    7
     6.4      Investor Rights Agreement................................    7
     6.5      Proceedings and Documents................................    7

7.   Miscellaneous.....................................................    8

     7.1      Successors and Assigns...................................    8
     7.2      Governing Law............................................    8
     7.3      Counterparts.............................................    8
     7.4      Titles and Subtitles.....................................    8
     7.5      Assignment...............................................    8
     7.6      Delays or Omissions......................................    8
     7.7      Notices..................................................    8
     7.8      Finder's Fee.............................................    9
     7.9      Expenses.................................................    9
     7.10     Amendments and Waivers...................................    9
     7.11     Severability.............................................   10
     7.12     Entire Agreement.........................................   10
     7.13     Further Assurances.......................................   10
     7.14     Survival.................................................   10

                      PREFERRED STOCK EXCHANGE AGREEMENT

     This Preferred Stock Exchange Agreement (this "Agreement") is made as of July 1, 1999 (the "Effective Date"), by and between Cytel Corporation, a Delaware corporation ("Cytel") and G.D. Searle & Co., a Delaware corporation ("Searle").

     Whereas, Searle owns all of the outstanding shares of Series B Preferred Stock, par value $0.001 (the "Epimmune Series B"), and all of the outstanding shares of Series B-1 Preferred Stock, par value $0.001 (the "Epimmune Series B-1"), of Epimmune Inc., a Delaware corporation ("Epimmune"); and

     Whereas, Cytel desires to (a) issue all the authorized shares of its Series S Preferred Stock, par value $0.01 (the "Cytel Series S"), to Searle in exchange for the Epimmune Series B and (b) issue all the authorized shares of its Series S-1 Convertible Preferred Stock, par value $0.01 (the "Cytel Series S-1"), to Searle in exchange for the Epimmune Series B-1, and Searle desires to exchange Epimmune Series B and Epimmune Series B-1 for the Cytel Series S and Cytel Series S-1.

     Now, Therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   Agreement

     1.   Agreement To Issue and Exchange Stock.

          1.1 Authorization of Shares by Cytel. Cytel has duly authorized (a) the issuance of the Cytel Series S and Cytel Series S-1 to Searle and (b) the issuance of shares of Common Stock of Cytel to be issued upon any conversion of the Cytel Series S and Cytel Series S-1 (the "Cytel Conversion Shares"). The Cytel Series S and Cytel Series S-1 (collectively the "Shares") shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations of Cytel, in the form attached hereto as Exhibit A (the "Certificate of Designations").

          1.2 Authorization of Exchange by Searle. On or prior to the Closing, Searle authorized (a) the exchange of its Epimmune Series B for Cytel Series S and (b) the exchange of its Epimmune Series B-1 for Cytel Series S-1.

          1.3 Issuance and Exchange. Subject to the terms and conditions hereof, at the Closing, (a) Cytel hereby agrees to (i) issue to Searle all 859,666 shares of Cytel Series S in exchange for all of the 1,032,149 shares of Epimmune Series B owned by Searle and (ii) issue to Searle all 549,622 shares of Cytel Series S-1 in exchange for all of the 659,898 shares of Epimmune Series B-1 owned by Searle, and Searle agrees to (i) exchange all of its Epimmune Series B for 859,666 shares of Cytel Series S and (ii) exchange all of its Epimmune Series B-1 for 549,622 shares of Cytel Series S-1.

     2.   Closing Date; Delivery.

          2.1 Closing. Subject to the terms of Section 6, the closing of the issuance and exchange of Cytel Series S and Cytel Series S-1 for Epimmune Series B and Epimmune Series B-1, pursuant to Section 1.3 above (the "Closing") shall be held on the date hereof. The closing shall take place at the offices of Cooley Godward llp, 4365 Executive Drive, Suite 1100, San Diego, California 92121.

          2.2 Delivery. At the Closing, subject to the terms and conditions hereof, Cytel shall deliver to Searle certificates dated the Closing Date and representing the number of shares of Cytel Series S and Cytel Series S-1 to be issued and exchanged at the Closing and Searle shall deliver to Cytel certificates, duly endorsed for transfer to Cytel, representing the Epimmune Series B and Epimmune Series B-1 owned by Searle.

     3.   Representations And Warranties Of Cytel.

     Except as set forth in the attached Schedule of Exceptions, Cytel hereby represents and warrants to Searle as of the date of this Agreement as follows:

          3.1 Organization, Good Standing and Qualification. Cytel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. Cytel is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          3.2 Authorization; Due Execution. Cytel has the requisite corporate power and authority to enter into this Agreement and the Investor Rights Agreement substantially in the form attached hereto as Exhibit B (the "Investor Rights Agreement") (this Agreement and the Investor Rights Agreement are collectively referred to as the "Agreements") and to perform its obligations under the terms of the Agreements and, has the requisite corporate power to issue the Cytel Series S and Cytel Series S-1. All corporate action on the part of Cytel, its officers and directors necessary for the authorization, execution and delivery and performance of the Agreements has been taken. No approval or authorization by the stockholders of Cytel is required for the consummation of the transactions contemplated by the Agreements. Each of the Agreements has been duly authorized, executed and delivered by Cytel, and, upon due execution and delivery by Searle, will be a valid and binding agreement of Cytel, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

          3.3 Capitalization. The authorized capital stock of Cytel consists of 75,000,000 shares of Common Stock, par value $0.01, and 10,000,000 shares of Preferred Stock, par value $0.01, of which 500,000 shares have been designated Series A Preferred Stock, 659,898 shares have been designated Series B Preferred Stock, 859,666 shares have been designated Series S Preferred Stock and 549,622 shares have been designated Series S-1 Preferred Stock. As of the close of business on the date of this Agreement, there were 4,997,343 shares of Common Stock, no shares of Series A Preferred Stock and no shares of Series B

                                       2.
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Preferred Stock issued and outstanding. Other than, as of the date of this
Agreement, (a) options to purchase 303,261 shares of Common Stock issued, and 529,508 shares of Common Stock available for future option grants, to certain employees, officers, directors, consultants and advisors of Cytel, (b) 21,584 shares of Common Stock to be issued under Cytel's Employee Stock Purchase Plan,
(c) warrants to purchase 28,571 shares of Common Stock issued to certain investors, (d) warrants to purchase 235,200 shares of Common Stock issued to certain executive officers pursuant to their severance agreements and additional warrants to purchase Common Stock that may be issued pursuant to such severance agreements, (e) those shares of Common Stock to be issued under Cytel's Rights Agreement, (f) 1,027,782 shares of Common Stock to be issued to certain stockholders of Epimmune in exchange for the outstanding shares of Common Stock of Epimmune, (g) 423,283 shares of Common Stock reserved for issuance upon the exercise of outstanding options to purchase Common Stock of Epimmune that will be assumed by Cytel and (h) the rights to purchase equity securities of Cytel granted to Searle under the Agreements, there are no subscriptions, options, warrants, rights or agreements (contingent or otherwise), including without limitation, conversion rights, preemptive rights, rights of first refusal or other rights or agreements, providing for the issuance by Cytel of Common Stock or other equity securities of Cytel. The Shares to be acquired by Searle will constitute as of the Closing (a) approximately 19.0% of the outstanding shares of Common Stock of Cytel on an as-converted, otherwise undiluted basis, and (b) approximately 15.7% of the outstanding Common Stock of Cytel on an as-converted, fully diluted basis, assuming exercise of all outstanding rights, warrants and options to acquire Common Stock.

          3.4 Valid Issuance of Shares. The Shares when issued and delivered in accordance with the terms hereof for the consideration set forth herein, will be duly and validly authorized and issued, fully paid and nonassessable, free of all taxes, liens and charges, and, based in part upon the representations of Searle in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

          3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of Cytel is required in connection with the consummation of the transactions contemplated by the Agreements, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

          3.6 SEC Filings. Cytel has timely filed all reports, registration statements and other documents required to be filed by it (the "SEC Filings") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). The SEC Filings were prepared in accordance and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. None of such forms, reports and statements, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to

                                       3.
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be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any of the SEC Filings has been revised, corrected or superseded by a later filing of any such form, report or document, none of the SEC Filings currently contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Filings, since March 31, 1999, (i) there has been no material adverse change in the condition, financial or otherwise, of Cytel and its subsidiaries considered as a whole, or in the business, operations, or prospects of Cytel and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, and (ii) there has been no dividend or distribution of any kind declared, paid or made by Cytel on any class of its capital stock.

          3.7 No Conflict. The execution, delivery and performance by Cytel of the Agreements do not and will not violate any provision of Cytel's Certificate of Incorporation or By-laws, any provision of any order, writ, judgment, injunction, decree, determination or award to which Cytel is a party or by which it is bound, or to Cytel's knowledge, any law, rule or regulation (including, without limitation, the rules and regulations of the Securities and Exchange Commission (the "SEC") or any regulatory commission of any jurisdiction) currently in effect having applicability to Cytel.

          3.8 Absence of Litigation. Except as disclosed in the SEC Filings, there is no action, suit, proceeding or investigation (including any such matter related to Cytel's intellectual property) pending or currently threatened against Cytel or its properties before any court or governmental agency, which would, singly or in the aggregate, have a material adverse effect on Cytel's business, operations or assets, taken as a whole (nor, to the best of Cytel's knowledge, is there any basis therefor). There is no action, suit, proceeding or investigation which Cytel currently intends to initiate.

          3.9 Confidentiality. Cytel hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without prior written consent of Searle, the terms of this Agreement and any information identified in writing as confidential that is furnished to it by Searle in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by Cytel, (b) lawfully disclosed to Cytel by a third party who possessed such information without any obligation of confidentiality, (c) lawfully developed by Cytel independent of any disclosure by Cytel as supported by Searle's written records, or (d) required to be disclosed pursuant to applicable law, regulation or order or requirement of a court, administrative agency or other government body (including the securities laws of any applicable jurisdiction). Cytel further covenants that it shall return to Searle all tangible materials containing such information upon request by Searle. Cytel and Searle acknowledge and agree that Cytel will be required to disclose the issuance of the Shares contemplated by this Agreement pursuant to applicable securities laws and regulations, including the filing of the Agreements as required.

          3.10 Resale Form S-3 Eligibility.Cytel is, and as of the consummation of the transactions contemplated by the Agreements will be, eligible to register Common Stock for

                                       4.

resale on Form S-3 under the Securities Act (or any form that the SEC deems to be a replacement therefor).

          3.11 Bylaws. The Bylaws of Cytel, in the form attached hereto as Exhibit C, have been duly authorized and adopted by all necessary action on the part of Cytel and its officers, directors and shareholders and are true and complete and in full force and effect.

     4.   Representations and Warranties of Searle.

     Searle hereby makes the following representations and warranties to Cytel as of the date hereof and the Closing:

          4.1 Authorization; Due Execution. Searle has the requisite corporate power and authority to enter into the Agreements and to perform its obligations under the terms of the Agreements and, has the requisite corporate power to exchange the Epimmune Series B and Epimmune Series B-1 for the Shares. All corporate action on the part of Searle, its officers, directors and stockholder necessary for the authorization, execution and delivery and performance of the Agreements has been taken. Each of the Agreements has been duly authorized, executed and delivered by Searle, and, upon due execution and delivery by Cytel, will be a valid and binding agreement of Searle, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

          4.2 Purchase Entirely for Own Account. The Shares to be purchased by Searle (including the underlying Cytel Conversion Shares) will be acquired for investment for Searle's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Searle has no present intention of selling, granting any participation in, or otherwise distributing the same (subject to the disposition of Searle's property being at all times within its control). By executing this Agreement, Searle further represents that Searle does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares (or the underlying Cytel Conversion Shares).

          4.3 Disclosure of Information. Searle has received all the information that it has requested and that it considers necessary or appropriate for deciding whether to enter into this Agreement and to acquire the Shares. Searle further represents that it has had an opportunity to ask questions and receive answers from Cytel regarding the terms and conditions of the offering of the Shares.

          4.4 Investment Experience. Searle is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Searle also represents it has not been organized solely for the purpose of acquiring the Shares.

          4.5 Accredited Investor. Searle is an "accredited investor" as such term is defined in Rule 501 of the General Rules and Regulations prescribed by the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act").

                                       5.

          4.6 Restricted Securities. Searle understands that (a) the Shares (including the underlying Cytel Conversion Shares) have not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely and that Searle must, therefore, bear the economic risk of such investment indefinitely, unless in each case a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (b) each certificate representing the Shares (including the underlying Cytel Conversion Shares) will be endorsed with the following legend:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

and (c) Cytel will instruct any transfer agent not to register the transfer of the Shares or the Cytel Conversion Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Agreement, and in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is to the further effect that such legend is not required any longer in order to establish or enforce compliance with any provisions of the Securities Act or this Agreement.

     5.  Conditions of Searle's Obligations.

     The obligations of Searle under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived by the Investor (and which conditions shall be deemed to have been fulfilled or waived upon the occurrence of the Closing):

          5.1 Representations and Warranties. The representations and warranties of Cytel contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of said date.

          5.2 Performance. Cytel shall have performed and complied with all agreements, obligations and conditions in this Agreement, if any, that are required to be performed or complied with by it on or before the Closing.

          5.3 Delivery of Shares. Cytel shall have tendered delivery of the Shares specified in Section 1 at the Closing.

          5.4 Investor Rights Agreement. The Investor Rights Agreement in substantially the form attached hereto as Exhibit B shall have been executed and delivered by Cytel and Epimmune.

                                       6.

          5.5 Filing of Certificate of Designations. The Certificate of Designations in substantially the form attached hereto as Exhibit A which has been filed with the Secretary of State of Delaware shall not have been amended.

          5.6 Common Stock Exchange Agreements. The Common Stock Exchange Agreements to be entered between Cytel and each of the holders of Common Stock of Epimmune shall have been executed and delivered by the parties thereto so that the Closing thereunder occurs simultaneously with the Closing.

          5.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Searle, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

          5.8 Legal Opinion. An opinion of counsel to Cytel in the form attached hereto as Exhibit D shall have been delivered to Searle at the Closing.

      6.  Conditions of Cytel's Obligations.

     The obligations of Cytel under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Searle, any of which may be waived by Cytel (and which conditions shall be deemed to have been fulfilled or waived upon the occurrence of the Closing):

          6.1 Representations and Warranties. The representations and warranties of Searle contained in Section 4 hereof shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of said date.

          6.2 Performance. Searle shall have performed and complied with all agreements, obligations and conditions in this Agreement, if any, that are required to be performed or complied with by it on or before the Closing.

          6.3 Delivery of Shares. Searle shall have tendered delivery of the Epimmune Series B and Epimmune Series B-1 specified in Section 1 at the Closing.

          6.4 Investor Rights Agreement. The Investor Rights Agreement in substantially the form attached hereto as Exhibit B shall have been executed and delivered by Searle.

          6.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Cytel, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

                                       7.

     7.   Miscellaneous.

          7.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, personal representatives, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, as applied to contracts executed and performed entirely within the State of California, without regard to conflicts of laws rules.

          7.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.5 Assignment. This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either party without the written consent of the other party; provided, however, that either Cytel or Searle may, without such consent, assign this Agreement and its rights and obligations hereunder (a) in connection with the transfer or sale of all or substantially all of its business, if such assets include substantially all of the assets relating to its performance of its respective obligations hereunder or (b) in the event of its merger or consolidation with another company at any time during the term of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any other permitted assignee shall also assume all obligations of its assignor under this Agreement.

          7.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under the Agreements shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach, default or noncompliance under the Agreements or any waiver on such party's part of any provisions or conditions of the Agreements must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under the Agreements by law, or otherwise afforded to any party, shall be cumulative and not alternative.

          7.7 Notices. Any notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid, addressed to such other party at its address indicated below, or to such other

                                       8.

address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

Cytel:              Cytel Corporation
                    5820 Nancy Ridge Drive
                    San Diego, California 92121
                    Attention: President
                    Tel: (858) 860-2500
                    Fax: (858) 860-2600

with a copy to:     Cooley Godward llp
                    4365 Executive Drive, Suite 1100
                    San Diego, California 92121
                    Attention: Frederick T. Muto, Esq.
                    Tel: (858) 550-6000
                    Fax: (858) 453-3555

Searle:             G.D. Searle & Co.
                    5200 Old Orchard Road
                    Skokie, IL 60077
                    Attention: Vice President, Global Business Development
                    Tel: (847) 982-7000
                    Fax: (847) 581-4070

with a copy to:     G.D. Searle & Co.
                    5200 Old Orchard Road
                    Skokie, IL 60077
                    Attention: Assistant General Counsel
                    Tel: (847) 982-7000
                    Fax: (847) 581-4045

          7.8 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Searle agrees to indemnify and hold harmless Cytel from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Searle or any of its officers, partners, employees or representatives is responsible. Cytel agrees to indemnify and hold harmless Searle from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Cytel or any of its officers, employees or representatives is responsible.

          7.9 Expenses. Irrespective of whether the Closing is effected, each party shall bear its own costs with respect to the negotiation, execution, delivery and performance of this Agreement.

          7.10 Amendments and Waivers. Except as specified in the preambles of Sections 5 and 6, any term of this Agreement may be amended and the observance of any term of

                                       9.

this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Cytel and Searle.

          7.11 Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.12 Entire Agreement. The Agreements constitute the entire agreement between the parties hereto with regard to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements, negotiations, understandings and representations, whether written or oral.

          7.13 Further Assurances. Each party hereto agrees to do such further actions and things, and to execute and deliver such additional agreements and instruments, as either party may reasonably request of the other to effectuate the transactions contemplated by this Agreement.

          7.14 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by either party and the closing of the transactions contemplated hereby.

                                      10.

     In Witness Whereof, the parties have executed this Agreement as of the date first above written.

                              Cytel Corporation


                              By /s/ Robert L. Roe, M.D.
                                 ----------------------

                              Title  Acting President
                                   --------------------


                              G.D. Searle & Co.


                              By /s/ R. U. De Schutter
                                -----------------------

                              Title Chief Executive Officer
                                   ------------------------